EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Skycorp Solar Group Limited (the “Company”) of our report dated February 12, 2026, relating to the consolidated balance sheets of the Company as of September 30, 2025, and the related consolidated statements of income and other comprehensive (loss)/ income, changes in shareholders’ equity, and cash flow for the year ended September 30, 2025 and the related notes, included in its Annual Report on Form 20-F.

Singapore

April 28, 2026